NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXCHANGEABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 2(C)(III) AND 17 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON EXCHANGE HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO
SECTION 2(C)(III) OF THIS NOTE.

                         GRAPHITE TECHNOLOGY GROUP, INC.

                          Guaranteed Exchangeable Note

Issuance Date:  July 12, 2006                         Principal: U.S. $4,500,000

         FOR VALUE RECEIVED, GRAPHITE TECHNOLOGY GROUP, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of _________________________ or registered assigns ("Holder") the amount set out above as Principal (as reduced pursuant to the terms hereof pursuant to redemption, exchange or otherwise, the "Principal") when due, whether upon any Installment Date with respect to the Installment Amount due on such Installment Date (each, as defined herein), or the Maturity Date (as defined herein), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Obligations at a rate equal to 9.00% per annum (the "Interest Rate"), from the Closing Date until due and payable, whether upon an Interest Date (as defined herein), any Installment Date or the Maturity Date, or upon acceleration, exchange, redemption or otherwise (in each case in accordance with the terms hereof). This Guaranteed Exchangeable Note (including all Guaranteed Exchangeable Notes issued in exchange, transfer or replacement hereof) is the Guaranteed Exchangeable Note issued pursuant to the Note and Warrant Purchase Agreement (as defined herein) on the Closing Date (as defined herein) (the "Note"). Certain capitalized terms used herein are defined in Section 29.

         Section 1. Terms of this Note.

            (a) Interest on this Note. Interest shall accrue on this Note from the Closing Date until this Note is paid in full at the Interest Rate, computed on the basis of a 360-day year and actual days elapsed. So long as any Event of Default shall have occurred and be continuing, the Interest Rate shall be automatically increased to 15% per annum, and all outstanding Obligations (including, to the extent permitted by applicable laws, all overdue interest) shall bear interest at such increased Interest Rate until such Event of Default is cured or waived. Interest shall be payable in arrears for each Payment Quarter on the first day of the succeeding Payment Quarter (each, an "Interest Date"), with the first Interest Date being October 1, 2006. Interest shall be payable to the Holder on the applicable Interest Date, and, to the extent that any Principal amount of this Note is exchanged prior to such Interest Date, accrued and unpaid Interest with respect to such exchanged Principal shall be paid through the Exchange Date on the next succeeding Interest Date to the Holder on the applicable Exchange Date, in cash ("Cash Interest") or, at the option of the Company and the Guarantor, in shares of Common Stock ("Interest Shares") or a combination thereof. Notwithstanding anything in the foregoing to the contrary, Interest may be payable in Interest Shares if, and only if, (i) the Company delivers notice (each, an "Interest Election Notice") of such election to the Holder on or prior to the tenth Trading Day prior to the Interest Date (each, an "Interest Notice Due Date"), (ii) the Weighted Average Price of the Common Stock for the Payment Quarter preceding the applicable Interest Date equals or exceeds 125% of the Interest Exchange Price in effect on such Interest Date and (iii) during the period commencing on the applicable Interest Notice Due Date through the applicable Interest Date, all of the Equity Conditions have been satisfied. The Interest Election Notice (i) shall be irrevocable, (ii) shall state the amount of Interest that shall be paid as Cash Interest, if any, and the amount of Interest that shall be paid in Interest Shares, and (iii) shall set forth in reasonable detail the computation used to determine the number of Interest Shares, including, without limitation, the Weighted Average Price of the Common Stock used to make such computation. In the event of any dispute as to the number of Interest Shares issuable to the Holder in connection with an Interest Election Notice, the Company shall issue to the Holder the number of Interest Shares not in dispute and resolve such dispute in accordance with Section 23. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid, validly issued and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(a)) of Common Stock equal to the quotient of (a) the amount of Interest payable on such Interest Date less any Cash Interest paid and (b) the Interest Exchange Price in effect on the applicable Interest Date. If any Interest Shares are to be paid on an Interest Date, then the Guarantor shall (X) provided that the Guarantor's transfer agent (the "Transfer Agent") is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the foregoing shall not apply, issue and deliver within three Trading Days after the applicable Interest Date, to the address set forth in the register maintained by the Guarantor for such purpose or to such address as specified by the Holder in writing to the Guarantor at least two Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled.

            (b) Payment of Principal. The Company shall pay the applicable Installment Amount to the Holder on the First Installment Date, the Second Installment Date and the Maturity Date.

            (c) Taxes. Any and all payments hereunder or with respect to this Note shall be made free and clear of and without deduction for any and all present or future Taxes, excluding taxes imposed or based on the Holder's overall net income, franchise or capital taxes imposed on it in lieu of net income taxes, any estate, inheritance, gift or personal property tax, any branch profits taxes, and any taxes similar to the foregoing, and any taxes other than Other Taxes, but only to the extent any of such foregoing Taxes are imposed as a result of a connection between the Holder and the relevant jurisdiction or political subdivision other than a connection resulting from entering into, receiving payment under, or exercising rights or performing obligations under this Note. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable under this Note to the Holder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1(c)) the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall remit the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes or, if later, as soon as practicable following the Company's receipt of the same, the Company shall furnish to the Holder the original or certified copy of a receipt evidencing payment thereof. In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Note ("Other Taxes").

            (d) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made without defense, set off or counterclaim in lawful money of the United States of America by wire transfer of immediately available funds to such account or accounts as shall be specified by the Holder from time to time by notice delivered to the Company on the date which is at least three Business Days prior to the date on which such payment shall become due. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

         Section 2. Exchange of Note. This Note shall be exchangeable into shares of the Guarantor's common stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

            (a) Exchange Right. Subject to the provisions of Section 2(d), at any time or times on or after the Closing Date, the Holder shall be entitled to exchange any portion of the outstanding and unpaid Exchange Amount into fully paid, validly issued and nonassessable shares of Common Stock in accordance with
Section 2(c), at the Exchange Rate. The Guarantor shall not issue any fraction of a share of Common Stock upon any exchange. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Guarantor shall round such fraction of a share of Common Stock up to the nearest whole share. The Company or the Guarantor shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon exchange of any Exchange Amount.

            (b) Exchange Rate. The number of shares of Common Stock issuable upon exchange of any Exchange Amount pursuant to Section 2(a) shall be determined by dividing (x) such Exchange Amount by (y) the Exchange Price (the "Exchange Rate").

               (i) "Exchange Amount" means the portion of the Principal to be exchanged, redeemed or otherwise with respect to which this determination is being made.

               (ii) "Exchange Price" means, as of any Exchange Date (as defined below) or other date of determination, $0.23, subject to adjustment as provided herein.

         (c) Mechanics of Exchange.

               (i) Optional Exchange. To exchange any Exchange Amount into shares of Common Stock on any date (an "Exchange Date"), the Holder shall (A) deliver, for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of exchange in the form attached hereto as Exhibit I (the "Exchange Notice") to the Company and (B) if required by Section 2(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first Business Day following the date of receipt of an Exchange Notice, the Company shall deliver a confirmation of receipt of such Exchange Notice to the Holder and to the Transfer Agent. On or before the second Business Day following the date of receipt of an Exchange Notice, the Guarantor shall (X) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Exchange Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this
         Note is physically surrendered for exchange as required by Section 2(c)(iii) and the outstanding Principal of this Note is greater than the principal portion of the Exchange Amount being exchanged, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of this Note (at its own expense) issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not exchanged. The Person or Persons entitled to receive the shares of Common Stock issuable upon an exchange of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Exchange Date. In the event of a partial exchange of this Note pursuant hereto, the principal amount exchanged shall be deducted from the Installment Amounts relating to the Installment Dates as set forth in the Exchange Notice.

               (ii) Guarantor's Failure to Timely Exchange. If, within three Trading Days after the Company's receipt of a copy of an Exchange

         Notice, the Guarantor shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's exchange of any Exchange Amount (an "Exchange Failure"), and if, on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the holder of Common Stock issuable upon such exchange that the Holder anticipated receiving from the Guarantor, then the Company or the Guarantor, as applicable, shall, within three Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Guarantor's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of
         (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Exchange Date. If the Company and/or the Guarantor comply with this Section 2(c)(ii) and makes the payments and deliveries required by the preceding sentence, the aggregate principal amount of this Note shall be reduced by the applicable Exchange Amount.

               (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exchange of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Exchange Amount represented by this Note is being exchanged or (B) the Holder has provided the Company with prior notice (which notice may be included in an Exchange Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Exchange Amount exchanged and the dates of such exchanges or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon exchange.

               (iv) Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with an exchange of this Note, the Guarantor shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

            (d) Limitations on Exchange.

               (i) Beneficial Ownership. The Guarantor shall not effect any exchange of this Note, and the Holder of this Note shall not have the right to exchange any portion of this Note pursuant to Section 2(a) hereof, to the extent that after giving effect to such exchange, the Holder (together with the Holder's Affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such exchange. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its

         Affiliates shall include the number of shares of Common Stock issuable upon exchange of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exchange of the remaining, non-exchanged portion of this Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or exchange of the unexercised or unexchanged portion of any other securities of the Company (including, without limitation, any other notes or warrants) subject to a limitation on exchange or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 2(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Guarantor's most recent Form 10-QSB, Form 10-KSB or Form 8-K, or other public filing with the SEC, (y) a more recent public announcement by the Guarantor or (z) any other notice by the Guarantor or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Guarantor shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exchange or exercise of securities of the Guarantor, including this Note and the Warrant, by the Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By notice to the Guarantor, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Guarantor, and (ii) any such increase or decrease will apply only to the Holder.

               (ii) Principal Market Regulation. The Guarantor shall not be obligated to issue any shares of Common Stock upon exchange of this
         Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Guarantor may issue upon exchange or exercise, as applicable, of this Note and the Warrant without breaching the Guarantor's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Guarantor (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Guarantor that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

         Section 3. Rights upon Event of Default.

            (a) Event of Default. Each of the following events shall constitute an "Event of Default":

               (i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the Effectiveness Deadline

         (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 20 consecutive days or for more than an aggregate of 30 days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement)); or

               (ii) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five consecutive days or for more than an aggregate of ten days in any 365-day period; or

               (iii) the Guarantor's or the Company's, as applicable, (A) failure to cure an Exchange Failure by delivery of the required number of shares of Common Stock or a new Note (in accordance with Section 18(d)) within ten Business Days after the applicable Exchange Date or
         (B) notice, written or oral, to the Holder, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for exchange of this Note into shares of Common Stock that is tendered in accordance with the provisions of this Note, other than pursuant to Section 2(d); or

               (iv) the Company's or the Guarantor's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest when and as due, in which case only if such failure continues for a period of at least five Business Days; or

               (v) any representation or warranty made or deemed made by the Company or the Guarantor in any Transaction Document or that is contained in any document, certificate or financial or other statement furnished by it at any time under or in connection with the Transaction Documents shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; or

               (vi) the Company or the Guarantor, as applicable, shall default in the observance or performance of any agreement contained in Section 9 or Section 12(a) of this Note; or

               (vii) the Company or the Guarantor, as applicable, shall default in the observance or performance of any other agreement contained in this Note or a Transaction Document (other than as provided in paragraphs (i) through (vi) of this Section 3(a)), and such default shall continue unremedied for a period of 30 days after the earlier to occur of the date of such default or the date on which the Company or the Guarantor, as applicable, obtained knowledge of such default; or

               (viii) any of the Transaction Documents shall cease to be in full force or effect, or the Company, the Guarantor or any Person acting on behalf of the Company or Guarantor shall deny its obligations thereunder; or

               (ix) any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Note Parties or any of its Subsidiaries; or

               (x) (i) any Note Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under the Bankruptcy Code or any other existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, moratorium, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, compositions, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, administrator, conservator or other similar official for it or for all or any substantial part of its assets, or the Note Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Note Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against a Note Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) a Note Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Note Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (xi) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against a Note Party or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $250,000 amount set forth above so long as such Note Party provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and such Note Party will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment; or

               (xii) any of the following events shall occur with respect to any Pension Plan or Multiemployer Plan: (i) the institution of any steps by a Note Party or any of its Subsidiaries, any member of their respective Controlled Groups or any other Person to terminate a Pension Plan or Multiemployer Plan if, as a result of such termination, such Note Party or any of its Subsidiaries or any such member could be required to make a contribution to such Pension Plan or Multiemployer Plan, or could reasonably expect to incur a material liability or obligation with respect to such Pension Plan or Multiemployer Plan; or (ii) a contribution failure occurs with respect to any Pension Plan or Multiemployer Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

               (xiii) a Change of Control shall occur.

            (b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note, the Company shall deliver notice thereof (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem; provided that upon the occurrence of any default described in Section 3(a)(x) this Note shall automatically, and without any action on behalf of the Holder, be redeemed by the Company. Each portion of this Note subject to redemption by the Company pursuant to this Section 3(b) shall be redeemed by the Company at a price equal to the Exchange Amount to be redeemed together with accrued and unpaid Interest with respect to such Exchange Amount (the "Event of Default Redemption Price"). Redemptions required by this Section 3(b) shall be made in accordance with the provisions of Section 14. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Event of Default Redemption Notice.

            (c) Late Charge. In addition to any amounts payable hereunder, the Company shall promptly pay to the Holder an amount in cash equal to 5% of the Exchange Amount as of the Closing Date if an Event of Default shall have occurred and not been cured or waived within five Business Days after the occurrence thereof (each such charge, a "Late Charge").

         Section 4. Rights upon Fundamental Transaction. Subject to Sections 3(a)(xiii) and 9(k) hereof, a Note Party shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of such Note Party under this Note and the other Transaction Documents in accordance with the provisions of this Section 4 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note held by such Holder and having similar ranking, and (ii) the Successor

Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" or the "Guarantor" shall refer instead to the Successor Entity, as applicable), and may exercise every right and power of the Company or the Guarantor and shall assume all of the obligations of the Company or the Guarantor under this Note with the same effect as if such Successor Entity had been named as the Company or the Guarantor herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exchange or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Guarantor's Common Stock (or other securities, cash, assets or other property) purchasable upon the exchange or redemption of this Note prior to such Fundamental Transaction, such shares of the publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exchange or redemption of this Note.

         Section 5. Rights Upon Triggering Event. Promptly after the occurrence of a Triggering Event, but in no event later than 30 days thereafter, the Company or the Guarantor, as applicable, shall deliver notice thereof (a "Triggering Event Notice") to the Holder. At any time during the period beginning after the Holder's receipt of a Triggering Event Notice and ending ten Business Days after the Company's or the Guarantor's receipt of the Triggering Event Proceeds, the Holder may require the Company to redeem all or any portion of this Note by delivering notice thereof (a "Triggering Event Redemption Notice") to the Company, which Triggering Event Notice shall indicate the portion of this Note the Holder is electing to redeem. The portion of this Note subject to redemption by the Company pursuant to this Section 5 shall be redeemed by the Company at a price equal to the Exchange Amount ("Triggering Event Redemption Price"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 14. In the event of a partial redemption of this Note pursuant hereto, the principal amount redeemed shall be deducted from the Installment Amount relating to the applicable Installment Dates as set forth in the Triggering Event Redemption Notice.

         Section 6. Rights upon Issuance of Purchase Rights and Other Corporate Events.

            (a) Purchase Rights. If at any time the Guarantor grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exchange of this Note (without taking into account any limitations or restrictions on the exchangeability of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Guarantor shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exchange of this Note, (i) in addition to the shares of Common Stock, if any, receivable upon such exchange, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the exchangeability of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such exchange, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with exchange rights for the form of such consideration (as opposed to shares of Common Stock) at an exchange rate for such consideration commensurate with the Exchange Rate. Provisions made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6(b) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the exchange or redemption of this Note.

         Section 7. Rights upon Issuance of Other Securities.

            (a) Adjustment of Exchange Price upon Issuance of Common Stock. If and whenever on or after the Closing Date, the Guarantor issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Guarantor, but excluding shares of Common Stock deemed to have been issued or sold by the Guarantor in connection with any Excluded Security) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exchange Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance the Exchange Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Exchange Price under this Section 7(a), the following shall be applicable:

               (i) Issuance of Options. If the Guarantor in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Guarantor at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Guarantor with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exchange Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

               (ii) Issuance of Convertible Securities. If the Guarantor in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Guarantor at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Guarantor with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Exchange Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exchange Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Exchange Price shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exchange Price in effect at the time of such change shall be adjusted to the Exchange Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this
         Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Exchange Price then in effect.

               (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Guarantor, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.001. If any Common Stock, Options or Convertible

         Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Guarantor therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Guarantor will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Guarantor will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Guarantor is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Guarantor and the Holder. If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser selected by the Holder and approved by the Guarantor. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Guarantor.

               (v) Record Date. If the Guarantor takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (b) Adjustment of Exchange Price upon Subdivision or Combination of Common Stock. If the Guarantor at any time on or after the Closing Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exchange Price in effect immediately prior to such subdivision will be proportionately reduced. If the Guarantor at any time on or after the Closing Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exchange Price in effect immediately prior to such combination will be proportionately increased.

            (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Guarantor's Board of Directors will make an appropriate adjustment in the Exchange Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Exchange Price as otherwise determined pursuant to this Section 7.

         Section 8. Affirmative Covenants. The Note Parties covenant and agree that, until all of the Obligations have been paid in full in cash and this Note ceases to be outstanding:

            (a) Financial Statements and Other Reports. The Guarantor and its Consolidated Subsidiaries will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to the Holder hereunder, and will deliver to the
Holder:

               (i) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (including the last Fiscal Quarter of the Guarantor's Fiscal Year), a consolidated and consolidating balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of operations and cash flows for such Fiscal Quarter, and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such Fiscal Quarter and for such portion of the Fiscal Year ended at the end of such Fiscal Quarter set forth in the annual operating and Capital Expenditure budgets and cash flow forecast delivered pursuant to clause (vii) below, all in reasonable detail and certified by an Authorized Officer of the Guarantor as fairly presenting in all material respects the financial condition and results of operations of the Guarantor and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures;

               (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures for such Fiscal Year set forth in the annual operating and Capital Expenditure budgets and cash flow forecast delivered pursuant to clause (vii) below, certified without qualification (including with respect to the scope of audit) or exception by independent public accountants of nationally recognized standing;

               (iii) together with each delivery of financial statements pursuant to clauses (i) and (ii) above, (x) if and only if the Holder requests, a Compliance Certificate and (y) a management report (A) describing the operations and financial condition of the Guarantor and its Consolidated Subsidiaries for the fiscal period covered by such financial statements and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials) and (B) discussing the reasons for any significant variations as between the fiscal period covered and the portion of the Fiscal Year then elapsed, as between such periods and the same periods during the immediately preceding Fiscal Year, and as between such periods and the same periods included in the projections and forecasts delivered pursuant to clause (vii) below, all such information to be presented in reasonable detail and to be certified by an Authorized Officer of the Guarantor to the effect that such information fairly presents in all material respects the results of operations and financial condition of the Guarantor and its Consolidated Subsidiaries as at the dates and for the periods indicated;

               (iv) promptly upon their becoming available, copies of (x) all financial statements, reports, notices an proxy statements sent or made available generally by the Guarantor to its security holders, (y) all regular and periodic reports and all registration statements and prospectuses filed by the Guarantor with any securities exchange or with the SEC or any successor, and (z) all press releases and other statements made available generally by a Note Party or its Subsidiaries concerning material developments in the business of a Note Party;

               (v) a Note Party shall deliver notice to the Holder promptly (and in any event within three Business Days) after any officer of any Note Party obtains knowledge (i) of the existence of any Event of Default or Default, or becomes aware that the holder of any Indebtedness of such Note Party has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in any Note Party's or its Subsidiaries certified accountant or any resignation, or decision not to stand for re-election, by any member of the Company's Board of Directors (or comparable body), (iii) any material change in any Note Party's or its Subsidiaries accounting or financial reporting practice, (iv) that any Person has given notice to the Company or taken any other action with respect to a claimed default under any material agreement, and (v) of the institution of any litigation or any adverse determination in any litigation, in any case specifying the nature thereof and what actions a Note Party or its Subsidiaries has taken, is taking or proposes to take with respect thereto;

               (vi) promptly (and in any event within three Business Days) after any officer of any Note Party of its Subsidiaries obtains knowledge of any complaint, order, citation, notice or other written communication from any Person delivered to any Note Party or its Subsidiaries with respect to, or if any officer of any Note Party or its Subsidiaries becomes aware of (A) the existence or alleged existence of a violation of any applicable Environmental Law, (B) any release of any Hazardous Materials into the environment; (C) the commencement of any cleanup of any Hazardous Materials, (D) any pending legislative or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, or (E) any property of the Company that is or will be subject to a Lien imposed pursuant to any Environmental Law, a certificate of an Authorized Officer of the Note Parties or its Subsidiaries specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the Note Party or its Subsidiaries has taken, is taking or proposes to take with respect thereto;

               (vii) if and only if the Holder requests, within fifteen days after such request, the operating plans, operating and/or Capital

         Expenditure budgets, and/or financial forecasts of any Note Party prepared by management of such Note Party or its Subsidiaries; and

               (viii) with reasonable promptness, such information and data with respect to a Note Party as from time to time may be reasonably requested by the Holder.

            (b) Payment of Note Obligations. The Note Parties will duly and punctually pay the Principal, Interest, Late Charges and any other amounts owing under this Note when due. The Note Parties will observe and comply with all other requirements applicable to it pursuant to this Note and the other Transaction Documents, except for those requirements the non-observance of which and non-compliance with which would not reasonably be expected to result in a Material Adverse Effect.

            (c) Taxes and Other Charges. Each Note Party will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all Taxes and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, and duly pay and discharge all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property, prior to its becoming such a Lien; provided, however, that any such Tax, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that such Note Party will, and will cause each of its Subsidiaries to, pay or bond, or cause to be paid or bonded, all such Taxes, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

            (d) Maintenance of Existence; Compliance with Contracts, Laws, etc. Each Note Party will, and will cause each of its Subsidiaries to, (i) preserve and maintain its legal existence (except as otherwise permitted by Section 9(k)), (ii) take all steps reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, (iii) comply with all applicable Requirements of Law (including any and all zoning, building Statute or approval, Environmental Law or any building permits or any restrictions of record or agreements affecting the Real Property) and Orders, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (iv) perform in all material respects their obligations under material agreements to which any Note Party or a Subsidiary is a party.

            (e) Maintenance of Properties. Each Note Party will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective Properties in substantially the same condition as of the date hereof (ordinary wear and tear excepted), and make reasonably necessary repairs, renewals and replacements so that the business carried on by such Note Party and its Subsidiaries may be conducted, as currently conducted, at all times, unless the Note Party or such Subsidiary determines in good faith that the continued maintenance of such Property is no longer economically desirable, necessary or useful to the business of the Note Party or any of its Subsidiaries or the Disposition of such property is otherwise permitted by Sections 9(c) or 9(k).

            (f) Insurance. Each Note Party will, and will cause each of its Subsidiaries to, maintain:

               (i) insurance on its Property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Note Party and its Subsidiaries; and

               (ii) all worker's compensation, environmental liability, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this
Section 8(f) shall name the Holder as additional loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days' prior notice to the Holder.

            (g) Inspection of Property, Books and Records. Each Note Party will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of the Company, representatives of the Holder to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective inventory and accounts and to discuss their respective affairs, finances and accounts with the respective officers, employees and independent public accountants as often as may reasonably be desired. An Authorized Officer of the Holder will be notified of, and given a reasonable opportunity to be present at, or otherwise participate in, any meeting with any Note Party's officers, employees or independent public accountants. In the absence of an Event of Default, the Holder exercising any rights pursuant to this Section 8(g) shall give the Note Party commercially reasonable prior notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.

            (h) Meetings with Holder. Within 30 days after the delivery to the Holder of financial statements pursuant to Sections 8(a)(i), 8(a)(ii) and 8(a)(iii), the Note Parties will, in each case to the extent required by the Holder, conduct a meeting with the Holder to discuss the most recently reported financial results and the financial condition of the Note Parties, at which shall be present an Authorized Officer and such officers of the Company as may be reasonably requested to attend by the Holder, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meeting shall be held at a time and place convenient to the Note Parties and the Holder.

               (i) Use of Proceeds. The Company will apply the proceeds of this Note exclusively to finance, in part, the Acquisition and pay related costs, fees and expenses.

         Section 9. Negative Covenants. The Note Parties covenant and agree that, until all of the Obligations have been paid in full in cash and no Notes are outstanding:

         (a) Indebtedness. The Note Parties shall not create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness if, at the time thereof and immediately after giving pro forma effect thereto, the Note Parties and their Subsidiaries shall not be in compliance with the Financial Covenants.

         (b) Liens and Related Matters.

               (i) No Liens. The Note Parties shall not and shall not permit their Subsidiaries to directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Note Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom (except Permitted Liens) if, at the time thereof and immediately after giving pro forma effect thereto, the Note Parties and their Subsidiaries shall not be in compliance with the Financial Covenants.

               (ii) No Negative Pledges. The Note Parties shall not, and shall not permit their Subsidiaries to directly or indirectly, enter into or assume any agreement (x) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or (y) restricting the ability of any Note Party to amend or otherwise modify any Transaction Document.

               (iii) No Restrictions on Subsidiary Distributions to the Company. Except as provided herein, the Note Parties shall not, and shall not permit its Subsidiaries to directly or indirectly, create or otherwise cause or suffer to exist or become effective any agreement restricting the ability of any Subsidiary to make any payments, directly or indirectly, to the Company, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained in any Transaction Document.

         (c) Sales of Assets. The Note Parties shall not, and shall not permit any of their Subsidiaries to, Dispose of any Note Party's or such Subsidiary's assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person in one transaction or series of related transactions (except mining inventory Disposed of in the ordinary course of business or obsolete, damaged, worn out or surplus Property Disposed of in the ordinary course of business) if, at the time thereof and immediately after giving pro forma effect thereto, the Note Parties and their Subsidiaries shall not be in compliance with the Financial Covenants. Notwithstanding anything in foregoing to the contrary, if the Note Parties and their Subsidiaries shall be in such compliance at the time thereof and immediately after giving pro forma effect thereto, the Note Parties and their Subsidiaries may Dispose of their assets in an amount not to exceed over the term of this Note 10% of the Consolidated Total Assets as of the Closing Date, except that such limitation shall not apply to Dispositions of mining inventory or of obsolete, damaged, worn out or surplus Property in the ordinary course of business.

            (d) Restricted Payments. The Note Parties shall not, and shall not permit any of their Subsidiaries to directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, other than:

               (i) Restricted Payments made by Subsidiaries to the Company or Wholly Owned Subsidiaries;

               (ii) Restricted Payments made to enable the Guarantor to pay consolidated, combined, unitary or other taxes, in each case payable solely as a result of the operations of the Guarantor and its Subsidiaries; or

               (iii) Restricted Payments made to enable the Guarantor, or any Subsidiary to pay its operating expenses and corporate overhead (if any) in an amount not to exceed $500,000 in any Fiscal Year without the written consent of the Note Holders, which consent shall not to be unreasonably withheld.

            (e) Investments, Loans and Advances. The Note Parties shall not, and shall not permit any of their Subsidiaries to directly or indirectly, make or own any Investment in any Person, except:

               (i) Investments existing on the Closing Date;

               (ii) cash and Cash Equivalents;

               (iii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

               (iv) Investments consisting of any deferred portion of the sales price received by a Note Party or any Subsidiary in connection with any Disposition permitted under Section 9(c);

               (v) Investments by way of contributions to capital or purchases of Capital Stock after the date hereof by a Note Party in any Subsidiaries or by any Subsidiary in other Subsidiaries;

               (vi) Investments constituting (i) accounts receivable arising,
         (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

               (vii) Investments by way of the acquisition of Capital Stock constituting Permitted Acquisitions in an amount that, when aggregated with the amount expended under Section 9(k), does not exceed $5,000,000 over the term of this Note;

               (viii) Investments consummated in connection with the Acquisition; or

               (ix) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees.

         (f) Limitation on Modifications of Indebtedness; Modifications of Organizational Documents. The Note Parties shall not, and shall not permit any of their Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in:

               (i) any Indebtedness (other than this Note) if the result would have an adverse effect on the rights or remedies of the Holder or materially increase the obligations of a Note Party; or

               (ii) the Organizational Documents of a Note Party or any of its Subsidiaries, if the result would have an adverse effect on the rights or remedies of the Holder.

            (g) Transactions with Affiliates. The Note Parties shall not, and shall not permit any of their Subsidiaries to directly or indirectly, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is on fair and reasonable terms no less favorable to the Note Party or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate.

            (h) Fiscal Year. The Note Parties shall not, and shall not permit any of their Subsidiaries to, change their respective fiscal years.

            (i) Business. The Note Parties will not, and will not permit any of their Subsidiaries to, engage in any business activity except those business activities engaged in on the Closing Date, reasonable extensions thereof, and activities reasonably incidental thereto.

            (j) Prepayments of Other Indebtedness. The Note Parties shall not, and shall not permit any of their Subsidiaries to:

               (i) make any payment or prepayment of principal of, or premium or interest on, any Indebtedness other than the stated, scheduled date for payment of principal and interest set forth in the applicable documents;

               (ii) redeem, retire, purchase, defease or otherwise acquire any Indebtedness; or

               (iii) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

            (k) Consolidation, Merger; Permitted Acquisitions, etc. The Note Parties shall not, and shall not permit any of their Subsidiaries to, liquidate or dissolve, or consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except:

               (i) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Subsidiary, and the assets or Capital Stock of any Subsidiary may be purchased or otherwise acquired by the Company or any other Subsidiary;

               (ii) Permitted Acquisitions may be effected in accordance with, and subject to the limitations of, Section 9(e)(vii); or

               (iii) a Note Party or any of its Subsidiaries may effect the Acquisition.

            (l) Maximum Consolidated Leverage Ratio. The Note Parties will not permit their Consolidated Leverage Ratio at any time to be greater than (i) 4.50 to 1.00 at any time on or after April 1, 2007 through March 31, 2008 and (ii)
3.50 to 1.00 at any time thereafter.

            (m) Minimum Consolidated Interest Coverage Ratio. The Note Parties shall not permit their Consolidated Interest Coverage Ratio at any time on or after April 1, 2007 to be less than 2.00 to 1.00.

            (n) Capital Expenditures. The Note Parties shall not, and shall not permit any of their Subsidiaries to, make or commit to make Capital Expenditures if, at the time thereof and immediately after giving pro forma effect thereto, the Note Parties and their Subsidiaries shall not be in compliance with the Financial Covenants. Notwithstanding anything in the foregoing to the contrary, if the Note Parties and their Subsidiaries shall be in such compliance at the time thereof and immediately after giving pro forma effect thereto, the Note Parties and their Subsidiaries may make or commit to make Capital Expenditures
(i) in an aggregate amount not in excess of $10,500,000 in the Fiscal Year ending in 2006 and 2007 (the "Initial Capital Expenditure Cap") and (ii) in an aggregate amount not in excess of $4,000,000 in the Fiscal Year ending in 2008 and 2009 (the "Second Capital Expenditure Cap" and, together with the Initial Capital Expenditure Cap, the "Capital Expenditure Caps", each a "Capital Expenditure Cap"); provided, that to the extent Capital Expenditures actually made in any Fiscal Year are less than the Capital Expenditure Cap for such Fiscal Year, the Capital Expenditure Cap in the next following Fiscal Year shall be increased by the amount of the permitted Capital Expenditures not so made in the immediately preceding Fiscal Year (the "Carry Over Amount"). No further carry forward of such Carry Over Amount to any other succeeding Fiscal Year shall be permitted and no portion of any Carry Over Amount shall be used in the applicable Fiscal Year until the entire amount of the Capital Expenditures permitted to be made or committed to be made in such Fiscal Year as provided in this Section 9(n) shall have been used.

         Section 10. Company's Right of Mandatory Exchange.

            (a) Mandatory Exchange. If at any time (i) the Weighted Average Price of the Common Stock for the preceding 30 consecutive Trading Days (the

"Mandatory Exchange Measuring Period") equals or exceeds the Applicable Exchange Price Percentage of the Exchange Price on the Closing Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Closing Date) and (ii) all of the Equity Conditions shall have been satisfied (or waived in writing by the Holder) during the period commencing on the Mandatory Exchange Notice Date through the applicable Mandatory Exchange Date, the Company shall have the right to require the Holder to exchange up to the Maximum Principal Exchange Percentage of the Principal, subject to Section 10(b) below, equal to no more than 25% of the dollar trading volume of the Guarantor's Common Stock for the previous 30 consecutive Trading Days, as designated in the Mandatory Exchange Notice, into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 2(c) hereof at the Exchange Rate as of the Mandatory Exchange Date (a "Mandatory Exchange") (provided that for purposes of applying
Section 2(c) as required by this sentence, the "Exchange Notice" shall be deemed to be the "Mandatory Exchange Notice"). The Company may exercise its right to require exchange under this Section 10(a) by delivering within three Trading Days after the end of the Mandatory Exchange Measuring Period (i) notice thereof to all, but not less than all, of the Holders and the Transfer Agent (the "Mandatory Exchange Notice" and the date all of the Holders received such notice is referred to as the "Mandatory Exchange Notice Date"). The Mandatory Exchange Notice shall be irrevocable and shall state (i) the Trading Day selected for the Mandatory Exchange in accordance with this Section 10(a), which Trading Day shall be not more than two Business Days following the end of the Mandatory Exchange Notice Date (the "Mandatory Exchange Date"), (ii) the aggregate Exchange Amount of the Note subject to mandatory exchange from the Holder pursuant to this Section 10 and (iii) the number of shares of Common Stock to be issued to such Holder on the Mandatory Exchange Date. Any shares of Common Stock delivered in connection with a Mandatory Exchange hereunder shall be accompanied by accrued and unpaid Interest with respect to such Exchange Amount subject to such Mandatory Exchange.

            (b) Pro Rata Exchange Requirement. All Exchange Amounts exchanged by the Holder after the Mandatory Exchange Notice Date shall reduce the Exchange Amount of this Note required to be exchanged on the Mandatory Exchange Date. If the Company has elected a Mandatory Exchange, the mechanics of exchange set forth in Section 2(c) shall apply, to the extent applicable, as if the Company, the Guarantor and the Transfer Agent had received from the Holder on the Mandatory Exchange Date an Exchange Notice with respect to the Exchange Amount being exchanged pursuant to the Mandatory Exchange.

         Section 11. Noncircumvention. The Company and/or the Guarantor shall not, by amendment of their Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder.

         Section 12. Reservation of Authorized Shares.

            (a) Initial Reservation. By July 31, 2006, the Guarantor shall reserve out of its authorized and unissued Common Stock a number of shares of

Common Stock for this Note equal to the Exchange Rate with respect to the Exchange Amount of this Note as of the Closing Date and provide to the Holder evidence thereof in form and substance satisfactory to the Holder.

            (b) Ongoing Reservation. So long as this Note and the Warrant are outstanding, the Guarantor shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exchange of this Note and exercise of the Warrant, the number of shares of Common Stock as shall at all times after July 31, 2006 from time to time be necessary to effect the exchange of this Note and the Warrant; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by Section 12(a) hereof (without regard to any limitations on exchange) (the "Required Reserve Amount").

            (c) Insufficient Authorized Shares. If, at any time after July 31, 2006 while this Note and the Warrant remain outstanding the Guarantor does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exchange of this Note and exercise of the Warrant at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Guarantor shall immediately take all action necessary to increase the Guarantor's authorized shares of Common Stock to an amount sufficient to allow the Guarantor to reserve the Required Reserve Amount for this Note and the Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Guarantor shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Guarantor shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

         Section 13. Guaranty.

            (a) Guaranteed Obligations. (i) The Guarantor irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety to the Holder the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (i) the Principal of, premium, if any, Late Charges, if any, and Interest on this Note and (ii) all other Obligations (including, without limitation, Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and Indebtedness owing by the Company to the Holder under each Transaction Document to which the Company is a party (including, without limitation, indemnities, fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Note, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such Transaction Document and the due performance and compliance by the Company with all of the terms, conditions, covenants and agreements contained in all such Transaction Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the "Guaranteed Amounts"). The Guarantor understands, agrees and confirms that the Holder may enforce the guaranty under this Section 13 (this "Guarantee") up to the full amount of the Guaranteed Amounts against the Guarantor without proceeding against the Company. This Guarantee is a guaranty of prompt payment and performance and not of collection.

               (ii) All payments made by the Guarantor hereunder shall be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes in the manner provided for in Section 2 hereof. The Guarantor will indemnify and hold harmless the Holder, and reimburse the Holder for the amount of any Taxes so levied or imposed and paid by the Holder.

            (b) Continuing Obligation. This Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Holder would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holder to any other or further action in any circumstances without notice or demand. It is not necessary for the Holder to inquire into the capacity or powers of the Company or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            (c) Reinstatement. If any claim is ever made upon the Holder for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Amounts and the Holder repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Holder or any of its property or (ii) any settlement or compromise of any such claim effected by the Holder with any such claimant (including, without limitation, the Company or any other party), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of this Note or any other instrument evidencing any liability of the Company, and the Guarantor shall be and remain liable to the Holder hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Holder.

            (d) Tolling of Statute of Limitations. Any acknowledgment or new promise, whether by payment of Principal, Interest or Late Charges or otherwise and whether by the Guarantor or others, with respect to any of the Guaranteed Amounts shall, if the statute of limitations in favor of the Guarantor against the Holder shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

            (e) Bankruptcy. The Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Company to the Holder whether or not due or payable by the Company upon the occurrence of any of the events specified in Section 3(a)(x), and unconditionally promises to pay such Indebtedness to the Holder, or order, on demand, in lawful money of the United States.

            (f) Independent Obligation. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or the Company and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against the Company and whether or not the Company be joined in any such action or actions.

            (g) Authorization. The Guarantor authorizes the Holder without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

               (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Amounts (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guarantee herein made shall apply to the Guaranteed Amounts as so changed, extended, renewed or altered;

               (ii) exercise or refrain from exercising any rights against the Company, the Guarantor or others or otherwise act or refrain from acting;

               (iii) release or substitute any one or more endorsers, guarantors, the Company or other obligors;

               (iv) settle or compromise any of the Guaranteed Amounts or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to its creditors other than the Holder;

               (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the Holder regardless of what liability or liabilities of the Guarantor or the Company remain unpaid;

               (vi) consent to or waive any breach of, or any act, omission or default under, this Note, any other Transaction Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Note, any other Transaction Document or any of such other instruments or agreements; and/or

               (vii) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guarantee.

            (h) Subordination. Any indebtedness of the Company now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Company to the Holder; and such indebtedness of the Company to the Guarantor, after an Event of Default has occurred and is continuing, shall be collected, enforced and received by the Guarantor as trustee for the Holder and be paid over to the Holder on account of the indebtedness of the Company to the Holder, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guarantee. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any indebtedness of the Company to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Guarantor hereby agrees with the Holder that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guarantee (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Amounts have been irrevocably paid in full in cash; provided, that if any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Amounts, such amount shall be held in trust for the benefit of the Holder and shall forthwith be paid to the Holder to be credited and applied upon the Guaranteed Amounts, whether matured or unmatured, in accordance with the terms of the Transaction Documents or, if the Transaction Documents do not provide for the application of such amount, to be held by the Holder as collateral security for any Guaranteed Amounts thereafter existing.

            (i) Waivers by Guarantor.

               (i) The Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guarantee and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Holder against, and any other notice to, any party liable thereon (including the Guarantor or the Company) and the Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Amounts and notice or proof of reliance by the Holder upon this Note, and the Guaranteed Amounts shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Note.

               (ii) The Guarantor waives any right to require the Holder to: (i) proceed against the Company or any other party; or (ii) pursue any other remedy in the Holder's power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Company or any other party other than payment in full in cash of the Guaranteed Amounts, including, without limitation, any defense based on or arising out of the disability of the Company or any other party, or the unenforceability of the Guaranteed Amounts or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full in cash of the Guaranteed Amounts. The

         Holder may exercise any right it may have have against the Company or any other party without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Amounts have been paid in full in cash. The Guarantor waives any defense arising out of any such election by the Holder, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of the Guarantor against the Company or any other party.

               (iii) The Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of the Company's financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Amounts and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Company on an ongoing basis information relating thereto and the Company's ability to pay and perform its respective Guaranteed Amounts, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guarantee is in effect. The Guarantor acknowledges and agrees that
         (x) the Holder shall have no obligation to investigate the financial condition or affairs of the Company for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Company that might become known to the Holder at any time, whether or not the Holder knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor, or might (or does) increase the risk of the Guarantor hereunder, or might (or would) affect the willingness of the Guarantor to continue as a guarantor of the Guaranteed Amounts hereunder and (y) the Holder shall have no duty to advise the Guarantor of information known to it regarding any of the aforementioned circumstances or risks.

               (iv) The Guarantor warrants and agrees that each of the waivers set forth in this Section 13(i) is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

               (v) The Guarantor hereby acknowledges and agrees that neither the Holder nor any other Person shall be under any obligation (a) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under the Transaction Documents or the obligation of the Guarantor hereunder or (b) to pursue any other remedy that the Guarantor may or may not be able to pursue itself any right to which the Guarantor hereby waives.

            (j) Nature of Liability. The liability of the Guarantor hereunder is primary, absolute, and unconditional and is exclusive and independent of any security for or other guaranty of the Indebtedness of the Company, whether executed by the Guarantor, or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Company or any other party; (b) any other continuing or other guaranty, undertaking or maximum liability the Guarantor or of any other party as to the Guaranteed Amounts; (c) any payment on or in reduction of any such other guaranty or undertaking; (d) any dissolution, termination or increase, decrease or change in personnel by the Company; (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guarantee; or (f) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Amounts.

         Section 14. Holder's Redemptions. The Company shall deliver the applicable Event of Default Redemption Price and applicable Late Charge to the Holder within two Business Days after the Company's receipt of the Event of Default Redemption Notice. The Company shall deliver the applicable Triggering Event Redemption Price to the Holder within one Business Day after the Company's receipt of the Triggering Event Redemption Notice. In the event of a redemption of less than all of the Exchange Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable redemption price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid redemption price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Exchange Amount that was submitted for redemption and for which the applicable redemption price has not been paid. Upon the Company's receipt of such notice, (x) the applicable redemption notice shall be null and void with respect to such Exchange Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing the sum of such Exchange Amount to be redeemed together with accrued and unpaid Interest with respect to such Exchange Amount and (z) the Exchange Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Exchange Price as in effect on the date on which the applicable redemption notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable redemption notice is delivered to the Company and ending on and including the date on which the applicable redemption notice is voided.

         Section 15. Voting Rights. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the Private Corporations Law of the State of Nevada, and as expressly provided in this Note.

         Section 16. Amendment and Waiver.

            (a) Any term, covenant, agreement or condition of this Note may not, without the consent of the Holder, Company and the Guarantor, be amended, subject to the other Transaction Documents, or compliance therewith may not be waived (either generally or in a particular instance and either retroactively or prospectively), without one or more substantially concurrent written instruments signed by the Holder, the Company and the Guarantor.

            (b) Any amendment or waiver pursuant to subsection (a) or (b) of this Section 16 shall apply and shall be binding upon any future holder of the Note, in each case whether or not a notation thereof shall have been placed on the Note. Any such waiver shall be effective only in the specific instance and for the purpose for which given.

            (c) Neither any failure nor any delay on the part of the Holder in exercising any right, power or privilege this Note or any of the Transaction

Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 17. Transfer. This Note and any shares of Common Stock issued upon exchange of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company or the Guarantor, subject only to the provisions of Section 2(f) of the Note and Warrant Purchase Agreement.

         Section 18. Reissuance of this Note.

            (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 2(c)(iii) following exchange or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

            (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

            (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

            (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Closing Date, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest from the Closing Date.

         Section 19. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company or the Guarantor to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, exchange and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company or the Guarantor (or the performance thereof). The Company and the Guarantor acknowledge that a breach by them of their obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company and the Guarantor therefore agree that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         Section 20. Expenses. The Note Parties shall reimburse the Holder for any and all reasonable (except in the case of clauses (c) and (d) of this Section 20 which shall not be so limited) fees, costs, charges and expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Note, the other Transaction Documents, any other agreement, instrument or document executed pursuant thereto and the transactions hereby contemplated, including all such fees costs and expenses incurred as a result of or in connection with:

            (a) any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Note, any other Transaction Document, or advice in connection with the administration of this Note or the other Transaction Documents or the rights of the Holder thereunder;

            (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Company, the Guarantor or the Holder or any other Person and whether as a party, witness or otherwise) in any way relating to any of the Transaction Documents or any other agreement to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Holder, the Company, the Guarantor or any other Person that may be obligated to any Purchaser by virtue of the Transaction Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring with respect to this Note during the pendency of one or more Defaults or Events of Default;

            (c) the enforcement of or attempt to enforce any provision of this Note, any Transaction Document or any such other agreement, instrument or document (including any attempt to enforce any remedies of the Holder against the Company, the Guarantor or any other Person that may be obligated to the Holder by virtue of any of the Transaction Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of this Note during the pendency of one or more Defaults or Events of Default);

            (d) any work-out or restructuring of the Note during the pendency of one or more Defaults or Events of Default; and

        (e) efforts to (i) monitor this Note or any of the other
Obligations, including attending meetings of the Note Parties' Boards of Directors pursuant to board observation rights, (ii) evaluate, observe or assess the Note Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the assets or Property of a Note Party; including, as to each of clauses (a) through (e) above, all attorneys' (it being understood and agreed that the Holder shall be limited to one legal counsel (which initially shall be White & Case LLP) and one local legal counsel for each applicable jurisdiction in connection with any of the actions described in clauses (a) and (e)) and other professional and service providers' reasonable (except in the case of clauses
(c) and (d) of this Section 20, which shall not be so limited) fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees of any kind whatsoever incurred by the Holder, such counsel and others in connection with or relating to any of the events or actions described in this Section 20 shall be payable, on demand, by the Company and the Guarantor to the Holder. The obligations of the Note Parties under this Section 20 shall survive the payment in full or transfer of the Note (including the payment or prepayment of this Note in full), the enforcement of any provision hereof or thereof, any such amendments, waivers or consents, any Default or Event of Default, and any such workout, restructuring or similar arrangement.

         Section 21. Construction; Headings. This Note shall be deemed to be jointly drafted by the Company, the Guarantor and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

         Section 22. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         Section 23. Dispute Resolution. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Exchange Rate or the redemption price, the Company or the Guarantor, as applicable, shall submit the disputed determinations or arithmetic calculations within one Business Day of receipt, or deemed receipt, of the Exchange Notice or a redemption notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company or the Guarantor, as applicable, are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company or the Guarantor, as applicable, shall, within one Business Day submit
(a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Holder and approved by the Company or the Guarantor, as applicable, or (b) the disputed arithmetic calculation of the Exchange Rate or the redemption price to an independent, reputable accounting firm selected by the Holder and approved by the Company or the Guarantor, as applicable. The Company or the Guarantor, at their expense, shall cause the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company, the Guarantor and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

         Section 24. Notices.

            (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telegraphic, telecopy or electronic communication) and mailed, telegraphed, telecopied or delivered or (y) as and to the extent set forth in Section 24(b) and in the proviso to this Section 24(a), in an electronic medium and delivered as set forth in Section 24(b), if to the Holder, at its address at: _____________________________________________; if to
a Note Party, at its address at: 106 Lakeside Ave., P.O. Box 210, Delano, PA 18220, Attention: David Laudeman, CFO, Fax: 570-467-3330, Email Address d.laudeman@graphitetechnologygroup.com; or, at such other address as shall be designated by the Holder, the Company or the Guarantor in a written notice to the other parties; provided, however, that materials and information described in Section 24(b) shall be delivered to the Holder in accordance with the provisions thereof or as otherwise specified to the Company and the Guarantor by the Holder. All such notices and other communications shall, when mailed, telegraphed, telecopied, or e-mailed, be effective when received. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Note shall be effective as delivery of an original executed counterpart thereof.

            (b) The Company and the Guarantor hereby agree that they will provide to the Holder all information, documents and other materials that they are obligated to furnish to the Holder pursuant to the Transaction Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any Principal or other amount due under this Note prior to the scheduled date therefor, (ii) provides notice of any Default or Event of Default under this Note or (iii) is required to be delivered to satisfy any condition precedent to the effectiveness of this Note (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Holder to _____________________ or such other electronic mail address specified by the Holder to the Company. In addition, the Company and the Guarantor agree to continue to provide the Communications to the Holder in the manner specified in the Transaction Documents, but only to the extent requested by the Holder.

         Section 25. Cancellation. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full in cash, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

         Section 26. Waiver of Notice. To the extent permitted by law, the Company and the Guarantor hereby waive demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         Section 27. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

         Section 28. Joint and Several Obligations. The obligations of the Note Parties hereunder and under the other Transaction Documents are joint and several.

         Section 29. Definitions.

            (a) Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

"Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

"Acquisition" means has the meaning provided in that certain Side Letter Agreement, dated as of July 12, 2006, by and between the Company and the Holder.

"Affiliate" means, as to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person includes (A) the power, direct or indirect, (i) to vote or direct the voting of 10% or more of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person (whether by ownership of Capital Stock, by contract or otherwise) or (B) the ownership of Capital Stock or other securities representing 10% or more of the total economic interests of such Person; provided, that the Holder shall not be deemed to be an Affiliate of the Company or the Guarantor.

"Applicable Exchange Price Percentage" means (i) at any time on or prior to the second anniversary of the Closing Date, 175% and (ii) at any time after the second anniversary of the Closing Date, 250%.

"Applicable Price" has the meaning set forth in Section 7(a).

"Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of a Note Party, pursuant to which the Note Party's securities may be issued to any employee, officer or director for services provided to such Note Party.

"Authorized Officer" means, with respect to any corporation, the Chief Executive Officer, the President or any Financial Officer, in each case, of such corporation, or, with respect to any limited liability company, partnership or other business entity (other than a corporation), a Person performing comparable functions with respect to such limited liability company, partnership or other business entity or with respect to the managing member, managing general partner or comparable managing entity thereof.

"Authorized Share Failure" has the meaning provided in Section 12(b).

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, any successors to such statute and any other applicable insolvency or other similar law of any jurisdiction.

"Bloomberg" means Bloomberg Financial Markets.

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

"Buy-In Price" has the meaning set forth in Section 2(c)(ii).

"Capital Expenditure Cap" has the meaning set forth in Section 9(n).

"Capital Expenditures" means, for any period, the aggregate amount of (a) all expenditures of the Note Parties and their Subsidiaries for fixed or capital assets made during such period that, in accordance with GAAP, would be classified as capital expenditures; and (b) Capital Lease Obligations incurred by the Note Parties and their Subsidiaries during such period

"Capital Lease Obligations" means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Transaction Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

"Capital Stock" means and includes, with respect to any Person (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock of such Person, (b) all partnership interests (whether general or limited) in such Person which is a partnership, (c) all membership interests or limited liability company interests in such Person which is a limited liability company, (d) any interest or participation that confers on a Person the right to receive a share of the profits and/or losses of, or distributions of assets of such Person, and (e) all equity or ownership interests in such Person of any other type, and any and all warrants, rights or options to purchase any of the foregoing.

"Carry Over Amount" has the meaning set forth in Section 9(n).

"Cash Equivalents" means, as to any Person: (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) banker acceptances, time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a credit rating of at least A2 from Moody's or at least A from S&P with maturities of not more than one year from the date of issuance by such Person;
(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations (x) are secured by a valid perfected security interest in the underlying securities and (y) have a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such bank thereunder; (d) commercial paper issued by (x) any Person incorporated in the United States rated at least A 1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody's or (y) any bank meeting the qualifications specified in clause (b) above, and in each case maturing not more than 270 days after the date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

"Cash Interest" has the meaning set forth in Section 1(a).

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

"Change of Control" means, at any time, that

               (i) shareholders of record as of June 30, 2006 shall cease to (i) own, directly or indirectly, at least 66.7% (on a Fully-Diluted Basis) of the maximum number of shares of Capital Stock of the Guarantor or
         (ii) have the legal right to elect a majority of the Board of Directors of each Note Party or the Board of Directors of the Guarantor ceases to consist of a majority of Persons designated by shareholders of record as of June 30, 2006; or

               (ii) the Guarantor shall cease to own, directly or indirectly, all of the shares of Capital Stock of the Company and each of its Subsidiaries; or

               (iii) the closing of any merger, combination, consolidation or similar business transaction involving a Note Party in which the holders of Common Stock immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving Person in such transaction immediately after such closing; or

               (iv) the closing of any sale or transfer by a Note Party or any Subsidiary of all or substantially all of its assets to an acquiring Person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring Person immediately after such closing; or


               (v) any Person or any two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Capital Stock of the Guarantor (or other securities convertible into such Capital Stock) representing 20% (on a Fully-Diluted Basis) or more of the combined voting power of all Capital Stock of the Guarantor entitled to vote in the election of directors.

"Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Guarantor and the Holder. If the Guarantor and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

"Closing Date" has the meaning set forth in the Note and Warrant Purchase Agreement, which date is the date the Company initially issued the Note pursuant thereto.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

"Common Stock" has the meaning set forth in Section 2.

"Communications" has the meaning set forth in Section 24(b).

"Company" has the meaning set forth in the preamble hereto.

"Compliance Certificate" means a certificate of the Chief Financial Officer of the Guarantor stating (x) that, based upon such examination or investigation and review of this Note as in the reasonable business opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, (i) no Default or Event of Default exists or has existed during such period or, if such a Default or Event of Default shall exist or have existed, the nature and period of existence thereof, and what action the Guarantor and its Subsidiaries have taken, are taking or propose to take with respect thereto and (ii) the Guarantor and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Note and the other Transaction Documents to be observed, performed or satisfied by it during such period, except as specified in such certificate and setting forth computations in reasonable detail showing whether or not as at the end of such fiscal quarter or fiscal year, as the case may be, there existed any breach or violation of the provisions of Section 9, and (y) whether any change in GAAP or the application thereof has occurred since March 31, 2006 and, if any such change has occurred, specifying in reasonable detail the effect of such change on the financial statements accompanying such certificate.

"Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, adjusted, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income by adding thereto (i) the amount of Consolidated Interest Expense, (ii) income tax expense, (iii) amounts attributable to amortization, and (iv) amounts attributable to depreciation of assets.

"Consolidated Interest Coverage Ratio" means, at any date of determination, the ratio of Consolidated EBITDA to Consolidated Interest Expense for the Test Period then most recently ended.

"Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP plus, without duplication, (a) the portion of Capital Lease Obligations of the Guarantor and its Consolidated Subsidiaries allocable to interest expense for such period, and (b) all paid-in-kind interest.

"Consolidated Leverage Ratio" means, at any date of determination, the ratio of Consolidated Total Debt on such date to Consolidated EBITDA for the Test Period then most recently ended.

"Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Consolidated Subsidiaries determined in accordance with GAAP, but excluding in any event extraordinary gains or extraordinary losses.

"Consolidated Subsidiary" means, as to any Person, all subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

"Consolidated Total Assets" means, on any date, the consolidated total assets of the Note Parties and their Consolidated Subsidiaries determined in accordance with GAAP.

"Consolidated Total Debt" means, on any date, the outstanding amount of all Indebtedness of the Company and its Subsidiaries.

"Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to Guarantee Obligations and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (iii) with respect to any Hedging Obligations, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

"Controlled Group" means, at any relevant time, all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

"Convertible Securities" means any stock or securities (other than Options, but including for the avoidance of doubt, warrants) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

"Corporate Event" has the meaning set forth in Section 6(b).

"Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

"Dilutive Issuance" has the meaning set forth in Section 7(a).

"Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of a Note Party's or its Subsidiaries' assets (including, without limitation, accounts receivable and Capital Stock of Subsidiaries and any Capital Stock or other securities of, or equity interests in, another Person) to any other Person in a single transaction or series of transactions.

"Dollars" and "$" means lawful money of the United States of America.

"DTC" has the meaning set forth in Section 1(a).

"Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market.

"Environmental Law" means all applicable Statutes and legally binding guidelines (including consent decrees and administrative orders) relating to protection of human health and safety from environmental hazards, the use, generation, treatment, storage, disposal or handling of any Hazardous Material and protection of the environment.

"Equity Conditions" means: (i) on each day during the period 30 days prior to and including the applicable date of determination (the "Equity Conditions Measuring Period"), either (x) a Registration Statement shall have been filed pursuant to the Registration Rights Agreement and shall be effective and available for the resale of the Interest Shares or the shares of Common Stock to be delivered in respect of a Mandatory Exchange, as the case may be, in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement) or (y) all shares of Common Stock issuable upon exchange of the Note and exercise of the Warrant shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been pending or threatened either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the one year period ending on and including the date immediately preceding the applicable date of determination, the Guarantor shall have delivered shares of common stock upon exchange of the Note and upon exercise of the Warrant to the Holder on a timely basis as set forth in Section 2(c)(i) hereof and in the Warrant; (iv) the shares of Common Stock to be issued in connection with such Mandatory Exchange may be issued without violating
Section 2(d) hereof and the rules or regulations of the Principal Market; (v) the Company and/or the Guarantor, as applicable, shall not have failed to timely make any payments within five Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, or (B) a Default or an Event of Default; (vii) the Guarantor shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable upon exchange of the Note and shares of Common Stock issuable upon exercise of the Warrant not to be eligible for sale without restriction pursuant to Rule 144(k) of the Securities Act of 1933, as amended, and any applicable state securities laws; and (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

"Equity Issuance" means without duplication, any of (a) any issuance or sale by a Note Party or any of its Subsidiaries of (i) any Capital Stock (including any Capital Stock issued upon exercise of any warrant or option) or any warrants or options to purchase Capital Stock (other than the Warrant) or (ii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by a Note Party or any of its Subsidiaries after the Closing Date of any capital contribution whether or not evidenced by any equity security issued by the recipient of such contribution.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

"Event of Default" has the meaning set forth in Section 3(a).

"Event of Default Notice" has the meaning set forth in Section 3(b).

"Event of Default Redemption Notice" has the meaning set forth in Section 3(b).

"Event of Default Redemption Price" has the meaning set forth in Section 3(b).

"Exchange Amount" has the meaning set forth in Section 2(b)(i).

"Exchange Date" has the meaning set forth in Section 2(c)(i).

"Exchange Failure" has the meaning set forth in Section 2(c)(ii).

"Exchange Notice" has the meaning set forth in Section 2(c)(i).

"Exchange Price" has the meaning set forth in Section 2(b)(ii).

"Exchange Rate" has the meaning set forth in Section 2(b).

"Excluded Securities" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon exchange or redemption of this Note or the exercise of the Warrant; (iii) in connection with the payment of any Interest Shares on this Note; and (iv) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided that the terms of each such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date.

"Financial Covenants" means the financial covenants set forth in Section 9(l) and 9(m).

"Financial Officer" of any Person means the chief financial officer or principal accounting officer of such Person.

"First Installment Date" means January 12, 2009.

"Fiscal Quarter" means any of the quarterly accounting periods of Company, ending on or about March 31, June 30, September 30 and December 31 and of each year.

"Fiscal Year" means any of the annual accounting periods of the Company ending on or about March 31 of each year.

"Fully-Diluted Basis" means as applied to the calculation of the number of shares of Common Stock outstanding at any time, after giving effect to (a) all shares of Common Stock outstanding at the time of determination, (b) all shares of Common Stock issuable upon the exercise of any option, warrant (including the Warrant) or similar right to purchase Common Stock outstanding at the time of determination and (c) all shares of Common Stock issuable upon the conversion or exchange of any security convertible into or exchangeable for shares of Common Stock. Such calculation will not be made in accordance with the "treasury method."

"Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or
(ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time except that for purposes of calculating the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements. In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Note, then the Holder and the Note Parties agree to enter into negotiations in order to amend such provisions of this Note so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Note Parties' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Note Parties and the Holder, all financial covenants, standards and terms in this Note shall continue to be calculated or construed as if such Accounting Changes had not occurred.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

"Guarantee" has the meaning set forth in Section 13(a).

"Guaranteed Amounts" has the meaning set forth in Section 13(a).

"Guarantee Obligation" means, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness, leases, Restricted Payments or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) any bankers' acceptances and letters of credit or similar instrument, until such time as a reimbursement obligation arises; or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether severally or jointly, pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

"Guarantor" means BPK Resources, Inc., a Nevada corporation.

"Hazardous Material" means:

(i) any "hazardous substance", as defined by CERCLA or any other applicable Statute or environmental law;

(ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended or any other applicable Statute or environmental law; or

(iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable foreign, federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

"Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

"Holder" has the meaning set forth in the preamble hereto.

"Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) a Capital Lease Obligations, (vii) off-balance sheet liabilities retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries, and (viii) all indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (ix) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

"Initial Capital Expenditure Cap" has the meaning set forth in Section 9(n).

"Installment Amount" means (i) with respect to the First Installment Date and the Second Installment Date, the aggregate Principal amount of this Note as of the Closing Date divided by 4, and (ii) with respect to the Maturity Date, the aggregate Principal amount of this Note as of the Closing Date divided by 2, or, if less, the amount of Principal outstanding on the Maturity Date, plus, in the case of clauses (i) and (ii), all accrued and unpaid Interest on the aggregate Principal amount of this Note on such Installment Date. For the avoidance of doubt, any accrued and unpaid interest which may be paid pursuant to this definition shall be deducted from the total interest to be paid on any subsequent Interest Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.

"Installment Date" means the First Installment Date or the Second Installment Date.

"Interest" has the meaning set forth in the preamble hereto.

"Interest Date" has the meaning set forth in Section 1(a).

"Interest Election Notice" has the meaning set forth in Section 1(a).

"Interest Exchange Price" means, with respect to any Interest Date, $0.22 per share of Common Stock, as adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

"Interest Notice Due Date" has the meaning set forth in Section 1(a).

"Interest Rate" has the meaning set forth in the preamble hereto.

"Interest Shares" has the meaning set forth in Section 1(a).

"Investment" means, relative to any Person,

(i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

(ii)  Contingent Obligations in favor of any other Person; and

(iii) any Capital Stock held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

"Irrevocable Instructions" means instructions sent by the Guarantor to its transfer agent and any subsequent transfer agent to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of the Holder or its respective nominee(s), for Capital Stock of the Guarantor in such amounts as specified from time to time by the Holder to the Guarantor upon exchange of this Note or exercise of the Warrant.

"Late Charge" has the meaning set forth in Section 3(c).

"Lien" means, with respect to any Property, any mortgage, deed of trust, lien, pledge, encumbrance, claim, fixed or floating charge, collateral assignment, hypothec or hypothecation, security interest, restriction, prior claim, regulatory right, trust or other encumbrance of any kind whatsoever, any other type of preferential arrangement in respect of such Property or any filing of any financing statement under the Uniform Commercial Code as in effect in any state or any similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing.

"Mandatory Exchange" has the meaning set forth in Section 10(a).

"Mandatory Exchange Date" has the meaning set forth in Section 10(a).

"Mandatory Exchange Measuring Period" has the meaning set forth in Section
10(a).

"Mandatory Exchange Notice" has the meaning set forth in Section 10(a).

"Mandatory Exchange Notice Date" has the meaning set forth in Section 10(a).

"Material Adverse Effect" means a material adverse effect on (i) the business, assets, liabilities, property, condition (financial or otherwise), results of operations or prospects of the Note Parties and their Subsidiaries, taken as a whole, (ii) the transactions contemplated by the Transaction Documents, (iii) the ability of any Note Party, to fully and timely perform any of its obligations under any Transaction Document, (iv) the legality, validity or enforceability of this Note or any other Transaction Documents or (v) the rights of, or remedies or benefits available to, the Holder under any Transaction Document.

"Maturity Date" means January 12, 2010.

"Maximum Percentage" has the meaning set forth in Section 2(d)(i).

"Maximum Principal Exchange Percentage" means (i) on or prior to the second anniversary of the Closing Date, if the Weighted Average Price of the Common Stock for the Mandatory Exchange Measuring Period (A) is equal to or greater than 175%, but less than 200%, of the Exchange Price on the Closing Date, 25%,
(B) is equal to or greater than 200%, but less than 225%, of the Exchange Price on the Closing Date, 50% or (C) is greater than 225% of the Exchange Price on the Closing Date, 100%; and (ii) at any time after the second anniversary of the Closing Date, 100%.

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) a Note Party or any of its Subsidiaries or any member of a Controlled Group, and each such plan for the five year period immediately following the latest date on which the Note Party or any of its Subsidiaries or any member of a Controlled Group contributed to or had an obligation to contribute to such plan.

"Net Disposition Proceeds" means, for any Disposition, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Disposition (including fees and commissions, payments of the reasonable costs of such Disposition (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness which is secured by the respective assets which were disposed of), and the incremental Taxes paid or payable as a result of such Disposition and reserves for indemnification obligations to the buyer in connection with such Disposition.

"Net Equity Proceeds" shall mean, with respect to any Equity Issuance, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received in respect thereof.

"Net Insurance Proceeds" means with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received in respect thereof.

"New Issuance Price" has the meaning set forth in Section 7(a).

"Note" or "Notes" has the meaning set forth in the preamble hereto.

"Note and Warrant Purchase Agreement" means that certain Note and Warrant Purchase Agreement, dated as July 12, 2006, by and among the Company, the Guarantor and the Holder, pursuant to which the Company issued the Note and the Guarantor issued the Warrant.

"Note Parties" means the Company and the Guarantor.

"Obligations" means, collectively, (a) the obligations of the Company to pay any and all of the unpaid principal of with respect to, Interest on (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post petition interest is allowed in such proceeding), and applicable Late Charges on this Note, including by prepayment, redemption or otherwise, (b) the obligations of the Company and/or the Guarantor to pay any and all fees, expenses, costs, indemnities and other amounts, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Note or the other Transaction Documents, and (c) the obligations of the Company and/or the Guarantor to pay, perform, discharge, observe and comply with any and all covenants, agreements and other obligations required to be performed, discharged, observed or complied with by it pursuant to this Note or the other Transaction Documents.

"Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

"Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Authority.

"Organizational Documents" means, as to any Person, its certificate or articles of incorporation and by-laws, its partnership agreement, its certificate of formation and limited liability company agreement or operating agreement and/or other organizational or governing documents of such Person.

"Other Taxes" has the meaning set forth in Section 1(c).

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

"Payment Quarter" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

"PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Authority performing similar functions.

"Pension Plan" means "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which a Note Party or any of its Subsidiaries or any member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

"Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Stock, assets or otherwise) by a Note Party or any Subsidiary from any Person of a business in which the following conditions are satisfied:

(i) the assets acquired, or the business of the Person whose stock is acquired, is in the business engaged in by the Company or its Subsidiaries on the Closing Date;

(ii) immediately before and after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) the Note Party shall have delivered to the Holder a Compliance Certificate meeting the requirements of Section 8(a)(iii) for the Test Period immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 8) after giving effect to such acquisition and all related transactions, including any incurrence of Indebtedness, on a Pro Forma Basis (assuming, for this purpose, that such acquisition, and all other acquisitions, including Permitted Acquisitions, consummated since the first day of the relevant Test Period and on or prior to the date of such acquisition had been consummated on the first day of such Test Period); and

(iv) (A) five Business Days before the consummation of such acquisition, the Note Party shall have notified the Holder of its intent to consummate such acquisition and (B) on the closing date of such acquisition, the Note Party shall have delivered to the Holder a certificate from an Authorized Officer certifying that such acquisition complies with this definition (which shall have attached thereto reasonably detailed supporting data and calculations showing such compliance).

For purposes of determining compliance with any covenants as required by this definition, (i) Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the acquisition and any other Permitted Acquisition and Dispositions consummated during the Test Period most recently ended as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such Test Period and as if each such Disposition had been consummated on the day prior to the first day of such Test Period and (ii) Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the Test Period most recently ended as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

"Permitted Liens" means the following encumbrances: (a) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; (b) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds; (c) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 3(a)(xi); (d) easements, covenants, conditions, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the Property to which such Lien is attached; and (h) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, excluding federal income tax Liens and Liens in favor of the PBGC under ERISA.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

"Principal" has the meaning set forth in the preamble hereto.

"Principal Market" means the NASD OTC Bulletin Board.

"Pro Forma Basis" means prepared on a pro forma basis in accordance with Regulation S-X or otherwise prepared on a basis reasonably satisfactory to the Holder.

"Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, capital stock.

"Purchase Rights" shall have the meaning set forth in Section 6(a).

"Real Property" means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property rights and rights incidental to the ownership, lease or operation thereof.

"Recovery Event" means the receipt by a Note Party or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of such Person and (ii) under any policy of insurance required to be maintained under Section 8(f).

"Registration Rights Agreement" means that certain registration rights agreement, dated as of July 12, 2006, by and among the Guarantor and the Holder relating to, among other things, the registration of the resale of the Common Stock issuable upon exchange of this Note and exercise of the Warrants.

"Registration Statement" means a registration statement or registration statements of the Guarantor filed under the Securities Act of 1933, as amended, pursuant to the Registration Rights Agreement.

"Required Reserve Amount" has the meaning provided in Section 12(a).

"Requirement of Law" means, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

"Restricted Payment" means (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of a Note Party or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Stock, whether now or hereafter outstanding; or (b) the making of any other distribution in respect of such Capital Stock, in each case either directly or indirectly, whether in cash, property or obligations of a Note Party or otherwise.

"S&P" means Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc.

"SEC" means the United States Securities and Exchange Commission and any successor agency, authority, commission or Governmental Authority.

"Second Capital Expenditure Cap" has the meaning set forth in Section 9(n).

"Second Installment Date" means July 12, 2009.

"Statute" means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Authority.

"Subsidiary" means, with respect to any Person, any corporation or other entity of which more than 50% of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of any entities directly or indirectly owned or controlled by such Person. For the purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether by ownership of Capital Stock, by contract or otherwise). Notwithstanding the foregoing, for purposes of this Note Chenzhou Global Graphite Inc., a company formed under the laws of China, and its Subsidiaries shall be deemed a Subsidiary.

"Successor Entity" means the Person, which may be a Note Party, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

"Taxes" means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

"Test Period" means, at any time, the four consecutive Fiscal Quarters of the Note Parties then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered to the Holder pursuant to Section 8(a).

"Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

"Transaction Document" means this Note, the Warrants, the Registration Rights Agreement, and the Irrevocable Instructions.

"Transfer Agent" has the meaning set forth in Section 1(a).

"Triggering Event" means (i) an Equity Issuance, (ii) a Disposition or (iii) a Recovery Event.

"Triggering Event Notice" has meaning set forth in Section 5.

"Triggering Event Redemption Price" has meaning set forth in Section 5.

"Triggering Event Redemption Notice" has the meaning set forth in Section 5.

"Triggering Event Proceeds" means Net Equity Proceeds, Net Disposition Proceeds or Net Insurance Proceeds, as the case may be.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

"Valuation Event" has the meaning set forth in Section 7(a)(iv).

"Voting Stock" means, with respect to any Person, the Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

"Warrant" has the meaning ascribed to such term in the Note and Warrant Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

"Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Guarantor and the Holder. If the Guarantor and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

"Wholly Owned Subsidiary" means, as to any Person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

         (b) Rules of Construction. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Section or subsection. Reference herein to any Section or subsection refers to such Section or subsection (as the case may be) hereof. Words in the singular include the plural, and words in the plural include the singular, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation", whether or not so followed. Each covenant or agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant or agreement contained herein, so that compliance with any one covenant or agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant or agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Unless stated otherwise, all references to any instruments or agreements, including references to any of the Transaction Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms of the Transaction Documents including this Note. All references to Persons include their respective successors and assigns (to the extent permitted under the applicable Transaction Documents). All references to Statutes and related regulations shall include any amendments of the same and any successor Statutes and regulations. Whenever any provision in any Transaction Document refers to the knowledge (or an analogous phrase) of a Note Party or any of its Subsidiaries, such words are intended to signify that the Note Party or any of its Subsidiaries has actual knowledge or awareness of a particular fact or circumstance or that such the Note Party or any of its Subsidiaries, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

         Section 30. Disclosure. Upon receipt or delivery by the Guarantor of any notice in accordance with the terms of this Note, unless the Guarantor has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Guarantor or its Subsidiaries, the Guarantor shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Guarantor believes that a notice contains material, nonpublic information relating to the Guarantor or its Subsidiaries, the Guarantor so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Guarantor or its Subsidiaries.

                            [Signature Page Follows]




<

         IN WITNESS WHEREOF, the Company and the Guarantor have caused this Note to be duly executed as of the date first above written.

                                                 GRAPHITE TECHNOLOGY GROUP, INC.

                                                 By: /s/ David Laudeman
                                                     ---------------------------
                                                     Name: David Laudeman
                                                     Title: CFO


                                                 BPK RESOURCES, INC.

                                                 By: /s/ James E. Olive
                                                     ---------------------------
                                                     Name: James E. Olive
                                                     Title: CEO




<

                                   EXHIBIT I

                         GRAPHITE TECHNOLOGY GROUP, INC.
                                 EXCHANGE NOTICE

Reference is made to the Guaranteed Exchangeable Note (the "Note") issued to the undersigned by Graphite Technology Group, Inc. (the "Company") exchangeable into shares of BPK Resources, Inc. (the "Guarantor"). In accordance with and pursuant to the Note, the undersigned hereby elects to exchange the Exchange Amount (as defined in the Note) of the Note indicated below into shares of common stock par value $0.001 per share (the "Common Stock") of the Guarantor, as of the date specified below.


         Date of Exchange:
                           -----------------------------------------------------

         Aggregate Exchange Amount to be exchanged:
                                                    ----------------------------

Please confirm the following information:

         Exchange  Price:
                          ------------------------------------------------------

         Number of shares of Common Stock to be issued:
                                                       -------------------------

Please issue the Common Stock into which the Note is being exchanged in the following name and to the following address:

         Issue to:
                   -------------------------------------------------------------

                   -------------------------------------------------------------

         Facsimile Number:
                           -----------------------------------------------------

         Authorization:
                        --------------------------------------------------------

            By:
                ----------------------------------------------------------------

               Title:
                      ----------------------------------------------------------

Dated:
       -------------------------------------------------------------------------

         Account Number:
                         -------------------------------------------------------
         (if electronic book entry transfer)

         Transaction Code Number:
                                  ----------------------------------------------
         (if electronic book entry transfer)
Installment Amounts to be reduced and amount
of reduction:                                -----------------------------------

                                 ACKNOWLEDGMENT

                  The Guarantor hereby acknowledges this Exchange Notice and hereby directs StockTrans, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated July 12, 2006 from the Guarantor and acknowledged and agreed to by StockTrans, Inc.


                                                 BPK RESOURCES, INC.

                                                 By: ___________________________
                                                     Name:
                                                     Title: